Power of Attorney

 Know by all these presents, that the undersigned hereby constitutes and appoints Hans Betz, Michael El-Hillow, Mary K. Derr and Connie L. Haddock, signing singly, the undersigned's true and lawful attorney-in-fact to:

 (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director, of Advanced Energy Industries, Inc. (the "Company")  and as co-trustee of the Douglas S. Schatz & Jill E. Schatz Family Trust (the "Trust"), a 10% stockholder of the Company, all Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned and/or the Trust may be required to file in connection with the undersigned and/or the Trust's ownership, acquisition or disposition of securities of the Company;

 (2) do and perform any and all acts for and on behalf of the undersigned and/or the Trust which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

 (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned and/or the Trust, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned and/or the Trust pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned and the Trust are no longer required to file Forms 3, 4 and 5 with respect to the undersigned's or the Trust's, as the case may be, holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 23rd day of August, 2005.

Douglas S. Schatz